UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2011

Capella Education Company

(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Capella Tower 225 South 6th Street, 9th Floor Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 16, 2011, we filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission to report the voting results of our Annual Meeting of Shareholders held on May 10, 2011 (the “Annual Meeting”). The sole purpose of this Form 8-K/A is to disclose our decision regarding how frequently we will conduct an advisory, non-binding vote on executive compensation.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, in an advisory, non-binding vote held at our Annual Meeting on the frequency for which shareholders will have an advisory, non-binding vote on our executive compensation, 12,361,082 shares voted for one year, 12,343 shares voted for two years, 2,030,720 shares voted for three years, 6,022 abstained and there were 594,209 broker non-votes. We have considered the outcome of this advisory, non-binding vote, and our Board of Directors has determined we will provide shareholders with an advisory, non-binding vote every year until the next shareholder vote on the frequency of the advisory, non-binding vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: September 23, 2011	By	/s/ Gregory W. Thom
Gregory W. Thom
Senior Vice President and General Counsel